Exhibit 99



                   The Heritage Bank of Harrison County, Inc.

      140 West Main Street, P.O. Box 1110, Clarksburg, West Virginia 26302

           Proxy for Special Meeting of Shareholders on April 27, 1999

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Kathy S. Davis and R. Michael Hall, and each or either of them as proxies, each with power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated on the reverse side of this proxy card, all shares of the Common Stock, par value $10.00 per share (the "Common Stock"), of The Heritage Bank of Harrison County, Inc. (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company (the "Special Meeting") to be held on Tuesday, April 27, 1999, commencing at 9:00 A.M., local time, at the offices of the Company at 140 West Main Street, Clarksburg, West Virginia 26302 or any adjournment or postponement thereof as follows on the reverse side of this proxy card.

                      PLEASE DATE AND SIGN ON REVERSE SIDE


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[x] Please mark your votes as in this example

      The proposal to consider and vote upon the approval and adoption of the Agreement and Plan of Merger (the "merger agreement"), dated as of November 10, 1998, among the Company, WesBanco, Inc., a West Virginia corporation ("WesBanco"), and WesBanco Bank Fairmont, Inc. ("Fairmont"), a West Virginia banking corporation and a wholly owned subsidiary of WesBanco, pursuant to which, upon the satisfaction or waiver of certain conditions set forth therein,
(i) the Company will be merged (the "Merger") with and into Fairmont, with Fairmont continuing as the surviving corporation, and (ii) each outstanding share of Common Stock, par value $10.00 per share, of the Company ("Common Stock") (other than shares held by Fairmont or WesBanco, other than in a fiduciary capacity for others, and other than shares owned by shareholders of the Company seeking appraisal rights) will be converted into the right to receive between 1.515 and 1.923 shares of common stock of WesBanco;

      FOR               AGAINST           ABSTAIN
      [ ]                 [ ]               [ ]


In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

      FOR               AGAINST           ABSTAIN
      [ ]                 [ ]               [ ]


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

SIGNATURE                        DATED                      , 1999
         ------------------------     ----------------------

SIGNATURE                        DATED                      , 1999
         ------------------------     ----------------------

Note: Please sign exactly as name or names appear on the certificates representing your shares. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized partner.